E-83
Exhibit No. 7
Form 10-SB
Transform Pack International, Inc.


May 12th, 2000

Mr. GREG PHILLIPS
600 Sylvan Avenue
Inglewood Cliffs, New Jersey
U.S.A. 07632

Dear Sir:

Further to our various conferences and conversations with respect to having you complete some marketing and sales work on behalf of Transform Pack Inc. I felt it appropriate that we clearly define to you our respective rights and obligations in order for you to enter into an independent consulting agreement with our corporation. Our ability to enter into any marketing/consulting contract with you is predicated upon the understanding that we are first successful in completing the second issuance of shares worth $1,000,000.00. If and when we succeed in obtaining the $1,000,000.00 in capital, the corporation, Transform Pack Inc., is prepared to enter into an independent marketing contract with you under the following terms and conditions:

1. Transform Pack Inc. (hereinafter called the "Corporation") is prepared to pay you, or your corporate entity- a total of
$25,000.00  per  month  on  the 1st of each  month  for  four  (4)
consecutive months.

2. In consideration of the payment outline in clause I above, you shall provide the following:

      (a) your exclusive 100 per cent full time care and attention to marketing and related business development of sales for the Corporation;

      (b) you will provide an office for the Corporation in New Jersey, U.S.A. and pay out of the consideration given, all costs, expenses and taxes relating to the operation of that office. While not limited thereto, such costs shall include all secretarial and staff costs, all accounting costs, all office equipment and supply costs, such as faxes, computers, phone, photocopiers and paper;

      (c) you shall be solely responsible for all costs and expenses incurred by you in conducting your business. While not limited thereto, such costs shall include all travel, meals, automobile and promotional expenses;

      (d) any income or other business related taxes created by your efforts should be your sole responsibility.

3. The relationship between the parties will be established by written contract confirming that each party is independent of the other and nothing in this agreement is to be construed to make you our employee or agent.

4. There shall be no other remuneration or benefits beyond the $25,000.00 per month. There shall be no sales commissions, shares or share options applicable as payment hereunder.

5. This marketing agreement shall terminate after four (4) months and shall not automatically renew. In the event the parties wish to extend or renegotiate this agreement, a new contract shall be entered into in writing agreed to by both parties.

6. You will be at liberty to market our products throughout North America or in any country approved by us in writing. All orders shall be subject to final approval by the Corporation and throughout the relationship, we will supply you with price list and other appropriate information required to market the product.

7. This agreement may be terminated by the Corporation prior to the expiration of the four (4) month-period in the event of any of the following:

      (a) any material breach of the provisions of this agreement or the Corporation's policies;

      (b)failure to devote you r full time and attention to marketing our product;

     (c) any fraudulent or dishonest conduct;

      (d) your inability or neglect to carry out the duties outlined herein in a competent and professional manner;

      (e)  any  physical  or mental disability resulting  in  your inability to perform your obligations for either thirty (30) consecutive days or a total of thirty (30) out of sixty (60) days.

8. All information obtained by you from the Corporation shall be considered the exclusive property of the Corporation including the following:

     (a)  product design and manufacturing information;

      (b) names and addresses, buying habits and preferences and any other personal information of present customers of the Corporation as well as. prospective customers;

     (c)  pricing and sales policies techniques and concepts;

      (d) accounting and bookkeeping methods and practices and financial information; and

     (e)  trade secrets, patents and/or copy right information.

9. You will have to acknowledge that the information referred to above is confidential and could be used to the detriment of the Corporation and as we would require your undertaking not to disclose the information to any third party, either during the term of this agreement or after the termination of this agreement, except with the written permission of the Corporation or if required to provide the information by law.

10. In the event that attempt in any fashion throughout the term of the agreement to convey such information, you acknowledge that an Injunction or other like remedy shall be the only effective remedy to protect the Corporation's rights and property and that an interim Injunction may be granted immediately upon the commencement of any law suite.

11. The parties would ultimately enter into a formal written agreement encompassing the terms of this correspondence and confirming that this agreement would encompass the entire agreement between the parties.

12. The applicable law shall be the laws of the Province of New Brunswick.

In the event that the above noted terms and conditions meet with your 'satisfaction, I would ask you to sign the duplicate copy of the correspondence annexed hereto and return it to us with your signature and date thereof and we will proceed from there.

If you have any questions with respect to this matter, by all means please contact us.

Yours very truly,
/s/  Hans Meier
President

                          ACKNOWLEDGEMENT

      1, GREG PHILLIPS, hereby confirm that I have read and reviewed the provisions outlined in this correspondence dated the 23 day of May 2000 and agree to be bound by the terms and provisions thereof.

/s/ Greg Phillips